Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-130371 and 333-14214) of BT Group plc of our report dated May 17, 2006 relating to the financial statements, which appears in the Annual Report, which is incorporated in this Annual Report on Form 20-F for the year ended March 31, 2006.

/s/ PricewaterhouseCoopers LLP

1 Embankment Place London WC2N 6RH United Kingdom May 31, 2006